UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 23, 2006
United Auto Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan	48302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 248-648-2500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 7.01. Regulation FD Disclosure.
On January 23, 2006, the Company announced that it was updating its fourth quarter and full year 2005 earnings guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
In addition, on January 23, 2006, the Company announced that it intends to offer $250 million aggregate principal amount of convertible senior subordinated notes due 2026 and repurchase up to 500,000 shares of our common stock. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release of United Auto Group, Inc., dated January 23, 2006.

99.2 Press Release of United Auto Group, Inc., dated January 23, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.
January 23, 2006	By:	/s/ Robert H. Kurnick, Jr.
		Name:	Robert H. Kurnick, Jr.
		Title:	Executive Vice President

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of United Auto Group, Inc., dated January 23, 2006.

99.2	Press Release of United Auto Group, Inc., dated January 23, 2006.